Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-137976 on Form S-1 of our report dated January 9, 2007 relating to the financial statement of National CineMedia, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-137976 on Form S-1 of our report dated December 20, 2006 relating to the financial statements of National CineMedia, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-137976 on Form S-1 of our report dated December 20, 2006 relating to the financial statements of Regal CineMedia Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-137976 on Form S-1 of our report dated December 20, 2006 relating to the financial statements of National Cinema Network, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado

February 5, 2007